As filed with the Securities and Exchange Commission on November 13, 2007
File No.

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

CSAB Inc.
(Exact name of Registrant as specified in its charter)

Delaware	75-3258232
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

5301 Legacy Drive, Plano, Texas	75024
(Address of principal executive offices)	(Zip Code)
(972) 673-7000
(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered

Common Stock, par value $0.01 per share	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:
None

EXPLANATORY NOTE

As previously announced, Cadbury Schweppes plc intends to separate the beverage business it owns in the United States, Canada, Mexico and the Caribbean (which it refers to as its Americas Beverages business) from its global confectionery business. In the separation, which has several steps, Cadbury Schweppes plc shareholders will receive shares of Cadbury plc, a new U.K. public company which will own Cadbury Schweppes’ global confectionery business, and common stock of CSAB Inc., a new U.S. public company which will own Cadbury Schweppes’ Americas Beverages business. These two publicly-traded companies will be independent from each other after the separation. The information statement contained in this Form 10 relates to the distribution described above and the establishment of CSAB Inc. A vote of the shareholders of Cadbury Schweppes plc is required to effect the separation and the distribution of stock of CSAB Inc. The information statement has been prepared as if the vote of the shareholders of Cadbury Schweppes plc to approve the separation and the distribution of stock of CSAB Inc. and related matters described herein had already occurred. The information statement will be distributed to shareholders of Cadbury Schweppes plc after the vote of the shareholders of Cadbury Schweppes plc has occurred and the Form 10 to which the information statement relates has been declared effective by the Securities and Exchange Commission.

CSAB Inc. intends to establish a new corporate name prior to the effectiveness of the registration statement on Form 10.

CSAB INC.
INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT AND ITEMS OF FORM 10

Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.

Item 1.	Business.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Industry,” “Business,” “Our Relationship with Cadbury plc After the Distribution,” “The Distribution,” “Where You Can Find More Information” and “Index to Financial Statements” (and the financial statements referenced therein). Those sections are incorporated herein by reference.

Item 1A.	Risk Factors.

The information required by this item is contained under the section of the information statement entitled “Risk Factors.” That section is incorporated herein by reference.

Item 2.	Financial Information.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Risk Factors,” “Capitalization,” “Selected Historical Combined Financial Data,” “Unaudited Pro Forma Combined Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Financial Statements” (and the financial statements referenced therein). Those sections are incorporated herein by reference.

Item 3.	Properties.

The information required by this item is contained under the section of the information statement entitled “Business — Real Property.” That section is incorporated herein by reference.

Item 4.	Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section of the information statement entitled “Ownership of Our Common Stock.” That section is incorporated herein by reference.

Item 5.	Directors and Executive Officers.

The information required by this item is contained under the section of the information statement entitled “Management.” That section is incorporated herein by reference.

Item 6.	Executive Compensation.

The information required by this item is contained under the section of the information statement entitled “Management.” That section is incorporated herein by reference.

Item 7.	Certain Relationships and Related Transactions.

The information required by this item is contained under the sections of the information statement entitled “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Relationship with Cadbury plc After the Distribution” and “Management.” Those sections are incorporated herein by reference.

Item 8.	Legal Proceedings.

The information required by this item is contained under the section of the information statement entitled “Business — Legal Matters.” That section is incorporated herein by reference.

Item 9.	Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Dividend Policy,” “Description of Capital Stock” and “The Distribution.” Those sections are incorporated herein by reference.

Item 10.	Recent Sales of Unregistered Securities.

On October 24, 2007, CSAB Inc. sold one share of common stock, par value $0.01 per share, to Cadbury Schweppes plc pursuant to Section 4(2) of Securities Act of 1933, as amended.

Item 11.	Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the section of the information statement entitled “Description of Capital Stock.” That section is incorporated herein by reference.

Item 12.	Indemnification of Directors and Officers.

The information required by this item is contained under the section of the information statement entitled “Description of Capital Stock — Anti-Takeover Effects of Various Provisions of Delaware Law and Our Certificate of Incorporation and By-laws — Limitations on Liability and Indemnification of Officers and Directors.” That section is incorporated herein by reference.

Item 13.	Financial Statements and Supplementary Data.

The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Selected Historical Combined Financial Data,” “Unaudited Pro Forma Combined Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Index to Financial Statements” (and the financial statements referenced therein). Those sections are incorporated herein by reference.

Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15.	Financial Statements and Exhibits.

(a)	Financial Statements

The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” (and the financial statements referenced therein). That section is incorporated herein by reference.

(b)	Exhibits

See below.

The following documents are filed as exhibits hereto:

Exhibit
Number	Exhibit Description

99.1	Preliminary Information Statement of CSAB Inc. dated November 13, 2007

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

CSAB Inc.

By:	/s/ Larry D. Young
Name:     Larry D. Young

Title:	President and Chief Executive Officer

Date: November 13, 2007

INDEX TO EXHIBITS

Exhibit
Number	Exhibit Description

99.1	Preliminary Information Statement of CSAB Inc. dated November 13, 2007